UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 29, 2007


                         FRIENDLY ICE CREAM CORPORATION
             (Exact name of registrant as specified in its charter)


        MASSACHUSETTS                   001-13579                04-2053130
(State or other jurisdiction of      (Commission               (IRS Employer
         incorporation)              File Number)            Identification No.)


    1855 BOSTON ROAD, WILBRAHAM, MA                                   01095
(Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (413) 731-4000


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







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INTRODUCTORY NOTE

On August 30, 2007, Friendly Ice Cream Corporation (the "Company") completed its merger with Freeze Operations, Inc. ("Merger Sub"), pursuant to which Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger").

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

In connection with the closing of the Merger, the Company notified the American Stock Exchange ("AMEX") on August 30, 2007 that each outstanding share of the Company's common stock, par value $0.01 per share, was cancelled and converted into the right to receive $15.50 in cash, without interest and less applicable withholding taxes, and requested that AMEX file with the Securities and Exchange Commission an application on Form 25 to report that the shares of common stock of the Company are no longer listed on AMEX. In connection with the completion of the Merger, trading of the Company's common stock on AMEX was suspended as of the close of trading on August 30, 2007.

ITEM 3.03.  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

In connection with the Merger, each publicly held outstanding share of the Company's common stock, par value $0.01 per share, was cancelled and converted into the right to receive $15.50 in cash, without interest and less applicable withholding taxes.

ITEM 5.01.  CHANGES IN CONTROL OF REGISTRANT.

On August 30, 2007, pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, Freeze Operations Holding Corp. ("Parent") and Merger Sub, Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation in the Merger. As a result of the Merger, all publicly-held shares of common stock of the Company were canceled and converted into the right to receive $15.50 in cash per share, without interest and less any applicable withholding taxes, and holders of the Company's common stock, stock options, and restricted shares became entitled to receive Merger consideration in an aggregate amount of approximately $130.5 million in cash from Parent. As a result of the Merger, the Company became a privately-held, wholly-owned subsidiary of Parent, an affiliate of Sun Capital Partners. Parent is financing the purchase price for the canceled shares of Company common stock through committed financing provided by Sun Capital Partners IV, LP, an investment fund affiliated with Parent.

On August 29, 2007, the Company issued a press release announcing that the shareholders of the Company approved the Merger. A copy of this press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. On August 30, 2007, the Company and Sun Capital Partners issued a joint press release announcing the completion of the Merger. A copy of this press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.



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ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the Merger, each of Donald L. Smith, Steven L. Ezzes, George
M. Condos, Perry D. Odak, Michael J. Daly and Burton J. Manning voluntarily resigned from the board of directors of the Company on August 30, 2007.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits

 Exhibit No.                               Description
 -----------                               -----------

Exhibit 99.1 Press release dated as of August 29, 2007, issued by Friendly Ice Cream Corporation

Exhibit 99.2 Joint press release dated as of August 30, 2007, issued by Friendly Ice Cream Corporation and Sun Capital Partners, Inc.






















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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 30, 2007

                                        FRIENDLY ICE CREAM CORPORATION


                                        By:  /s/  George M. Condos
                                           -------------------------------------
                                           George M. Condos
                                           President and Chief Executive Officer























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



                                  EXHIBIT INDEX


 Exhibit No.                               Description
 -----------                               -----------

Exhibit 99.1 Press release dated as of August 29, 2007, issued by Friendly Ice Cream Corporation

Exhibit 99.2 Joint press release dated as of August 30, 2007, issued by Friendly Ice Cream Corporation and Sun Capital Partners, Inc.


























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